Prepared By:    Nathan M. Eisler, Esquire                     Tax Parcel Number:_________
Luskin, Stern & Eisler LLP
Eleven Times Square
New York, New York 10036

Record and Return to:    Nathan M. Eisler, Esquire
Luskin, Stern & Eisler LLP
Eleven Times Square
New York, New York 10036

MORTGAGE AND SECURITY AGREEMENT

THIS MORTGAGE SECURES FUTURE ADVANCES
THIS MORTGAGE AND SECURITY AGREEMENT (“Mortgage”) is made as of this 28th day of March, 2013, by HOOPER HOLMES, INC., a New York corporation (“Mortgagor”), in favor of KELTIC FINANCIAL PARTNERS II, LP, a Delaware limited partnership (“Lender”).
BACKGROUND

A.In accordance with the terms of that certain Revolving Agreement dated as of February 28, 2013 between Lender and Mortgagor (as the same may be amended, modified, supplemented, extended and/or renewed, the “Loan Agreement”), Lender has agreed to extend to Mortgagor a revolving line of credit in the maximum principal amount of Ten Million Dollars ($10,000,000.00).

B.Mortgagor's obligation to repay the above-described credit facility is evidenced by Mortgagor's promissory note dated February 28, 2013 in the face amount of Ten Million Dollars ($10,000,000.00) (as the same may be amended, modified, supplemented, extended and/or renewed from time to time, the “Note”).

C.References to defined terms in this Mortgage may be found in Section 37 hereof. All capitalized terms used herein which are not otherwise defined shall have the meanings given such terms in the Loan Agreement.

NOW, THEREFORE, Mortgagor, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, agrees as follows:
1.Granting Clause. As security for the Secured Indebtedness, Mortgagor mortgages, transfers, assigns, pledges, grants, bargains, sells, conveys, aliens, releases and confirms unto Lender all that certain property located in Bernards Township, Somerset County, New Jersey, tax block 94 lot 59, as more fully described in Exhibit “A” attached hereto (the “Premises”), together with all present and future:
(a)buildings and improvements erected thereon, and alterations, additions and improvements thereto and all cash and non-cash proceeds thereof (collectively, the “Improvements”);

(b)easements, rights of way, streets, alleys, passage ways, water, water courses, mineral rights, rights, liberties, privileges, hereditaments and the appurtenances belonging or in any way appertaining thereto (collectively, the “Appurtenances”);

(c)reversions, remainders, rents, income, proceeds, issues, profits, fees, payments, grants, franchises, rights, concessions and operating privileges derived from or received in connection with all purposes for which the Premises and Improvements might be employed and all cash and non-cash proceeds thereof (collectively, the “Rents”);

(d)building materials, machinery, apparatus, equipment, fittings, furniture, fixtures and articles of personal property located on, about, under or in the Premises or the Improvements, without regard to whether the same may be affixed to the Premises or Improvements, and used or usable in connection with any present or future operation of the Improvements, including but not limited to all heating, electrical, air conditioning, ventilating, lighting, laundry, incinerating and power equipment, computers, computer equipment and all other property incidental thereto, engines, pipes, pumps, tanks, motors, conduits, switchboards, plumbing, lifting, cleaning, fire prevention, fire extinguishing, communications apparatus, appliances, furnishings, carpeting, cabinets, partitions, ducts and compressors and all parts and accessories therefor and all substitutions and replacements thereof, and the cash and non-cash proceeds of all of the foregoing, including but not limited to the proceeds of any policy or policies of insurance thereon (collectively, the “Building Equipment”);

(e)awards, decrees, condemnation or other proceeds and settlements made to or for the benefit of Mortgagor by reason of any damage to, destruction of or taking of the Premises or any part thereof or any Improvements or any Building Equipment, whether such award shall be made by reason of the exercise of the right of eminent domain or otherwise, or by any public or private authority, tribunal, corporation or other entity or by any natural person and all cash and non-cash proceeds thereof (collectively, the “Awards”); and

(f)contracts, licenses, permits, approvals, registration, product and manufacturer warranties, guarantees and service agreements, including all manuals, policies, instructions and other documents in connection with the same in favor of Mortgagor or by and between Mortgagor and any and all boards, agencies, departments, governmental or other parties of any kind, relating, directly or indirectly to the Premises, Building Equipment, Improvements, Appurtenances, Rents or Awards and all cash and non-cash proceeds thereof (collectively, the “Licenses”).

Lender and its successors and assigns shall have and hold the Premises with the Improvements, Appurtenances, Rents, Building Equipment, Awards, Licenses, and all other property hereby mortgaged, with all appurtenances thereto forever. All of the property of whatever kind described in or covered by this Mortgage may be hereinafter referred to collectively as the “Mortgaged Property”.
2.Defeasance. Lender agrees that if Mortgagor shall promptly pay or cause to be paid to Lender the Secured Indebtedness, and shall perform or cause to be performed all the other terms, conditions, agreements and provisions contained in the Loan Documents (other than contingent indemnification obligations not yet due and payable under Section 10.12 of the Loan Agreement), all without fraud or delay or deduction or abatement of anything or for any reason and Lender shall not have any obligation, agreement or commitment to advance any sums to Mortgagor, then this Mortgage and the estate hereby granted shall cease, terminate and become void.

3.Secured Indebtedness. This Mortgage secures the full and timely payment and performance of:

(a)the Obligations; and

(b)all Future Advances and the full and timely payment, performance and discharge of all other obligations or undertakings now or hereafter made by or for the benefit of Mortgagor, including any guaranty or surety obligations of Mortgagor and the undertakings of Mortgagor to immediately pay to Lender the amount of any overdraft on any deposit account maintained with Lender; and

(c)any and all (i) obligations, costs or expenses assumed or incurred by Lender in connection with any of the Secured Indebtedness; (ii) advances Lender may make or become obligated to make for the protection of the security hereby given, including, without limitation, the unpaid balances of advances made with respect to the Mortgaged Property for the payment of taxes, assessments, maintenance charges, insurance premiums and costs incurred for the protection of the Mortgaged Property or the lien of this Mortgage; and all expenses incurred by Lender by reason of an Event of Default by Mortgagor hereunder; and (iii) all advances Lender may make to pay toward all or part of the cost of completing any erection, construction, alteration or repair of any part of the Mortgaged Property.

All of the obligations, indebtedness and undertakings described in this Section 3 may be referred to collectively as the “Secured Indebtedness”.
IT IS THE EXPRESS INTENT OF MORTGAGOR THAT THE MORTGAGED PROPERTY SHALL SECURE NOT ONLY THE OBLIGATIONS UNDER THE LOAN DOCUMENTS, BUT ALSO ALL OTHER PRESENT AND FUTURE OBLIGATIONS OF MORTGAGOR TO LENDER.
4.Future Advances. As used herein, the term “Future Advances” shall mean (a) any and all future loans, reborrowings, extensions of credit or other financial accommodations to or for the credit of Mortgagor or to third parties upon the surety, guaranty, endorsement or other accommodations of Mortgagor, regardless of the amount, the purpose for which such debt may be created and whether any reference is made to this Mortgage therein; and (b) any and all future obligations, indebtedness and/or liabilities of Mortgagor to Lender hereafter incurred, due or owing under the provisions of any of the Loan Documents.

5.Default Rate. As used herein, the term “Default Rate” shall have the meaning given such term in the Loan Agreement.

6.Warranty of Title. Mortgagor represents that (a) Mortgagor lawfully holds indefeasible fee simple title to the Mortgaged Property, free of any liens, claims, encumbrances and/or restrictions, except for title exceptions substantially similar to those contained in Title Policy Number 72307-77229392, issued by Chicago Title Insurance Company; (b) this Mortgage creates a valid and enforceable first priority lien against and security interest in the Mortgaged Property subject only to the aforesaid title exceptions (if any); and (c) Lender, subject to Mortgagor's right of possession prior to an Event of Default, shall quietly enjoy and possess the Mortgaged Property. Mortgagor covenants to preserve such title and the validity and priority of the lien and security interest hereof and shall forever warrant and defend the same unto Lender against the claims of all persons and parties whatsoever.

7.Security Agreement. This Mortgage constitutes a security agreement under the Uniform Commercial Code as adopted and existing from time to time in the State of New Jersey (the “Code”). Mortgagor grants to Lender a security interest in and lien upon all that property included within the term “Mortgaged Property” which might otherwise be deemed personal property under the Code, together with all cash and non-cash proceeds of such personal property. Upon filing this Mortgage in the appropriate offices, this Mortgage shall also be effective as a financing statement filed as a fixture filing in such offices with respect to such personal property.

8.Payment of Secured Indebtedness. Mortgagor will pay, or cause to be paid, when due the Secured Indebtedness, together with interest thereon, at the times and in the manner as provided in and by the Loan Documents.

9.Compliance with Terms. Mortgagor will promptly and faithfully observe and perform, or cause to be observed and performed, all the terms, covenants and provisions contained herein and in any of the Loan Documents.

10.Taxes, Rents and Other Charges. Mortgagor will pay, prior to the time when interest or penalties commence to accrue thereon, all taxes, sewer and water rents, other claims and charges, including charges in lieu of taxes, owing to all federal, state and local agencies, boards, bureaus and departments (collectively the “Governmental Authority”). Within thirty (30) days after the payment of each of the foregoing, Mortgagor will produce to Lender receipts or other satisfactory evidence of such payment.

11.Insurance. Mortgagor will carry adequate insurance issued by an insurer acceptable to Lender, in amounts acceptable to Lender (at least adequate to comply with any co-insurance provisions) and against all such liability and hazards as are usually carried by entities engaged in the same or a similar business similarly situated or as may be required by Lender, and in addition, will carry business interruption insurance in such amounts as may be required by Lender. Mortgagor shall carry insurance in the full insurable value of the Mortgaged Property and cause Lender to be named as insured mortgagee with respect to all real property, loss payee (with a lender's loss payable endorsement) with respect to all personal property, and additional insured with respect to all liability insurance, as its interests may appear, with thirty (30) days' notice to be given Lender by the insurance carrier prior to cancellation or material modification of such insurance coverage.

Mortgagor shall cause to be delivered to Lender the insurance policies therefor or in the alternative, evidence of insurance and at least thirty (30) days prior to the expiration of any such insurance, additional policies or duplicates thereof or in the alternative, evidence of insurance evidencing the renewal of such insurance and payment of the premiums therefor. Mortgagor shall direct all insurers that in the event of any loss thereunder or the cancellation of any insurance policy, the insurers shall make payments for such loss and pay all returned or unearned premiums directly to Lender and not to Mortgagor and Lender jointly.
In the event of any loss, Mortgagor will give Lender immediate notice thereof and Lender may make proof of loss whether the same is done by Mortgagor. Lender is granted a power of attorney by Mortgagor with full power of substitution to file any proof of loss in Mortgagor's or Lender's name, to endorse Mortgagor's name on any check, draft or other instrument evidencing insurance proceeds, and to take any action or sign any document to pursue any insurance loss claim. Such power being coupled with an interest is irrevocable.
In the event of any loss, Lender, at its option, may (a) retain and apply all or any part of the insurance proceeds to reduce, in such order and amounts as Lender may elect, the Secured Indebtedness, or (b) disburse all or any part of such insurance proceeds to or for the benefit of Mortgagor for the purpose of repairing or replacing the Mortgaged Property after receiving proof satisfactory to Lender of such repair or replacement, in either case without waiving or impairing the Secured Indebtedness or any provision of this Mortgage. Any deficiency thereon shall be paid by Mortgagor to Lender upon demand. Mortgagor shall not take out any insurance without having Lender named as loss payee or additional insured thereon. Mortgagor shall bear the full risk of loss from any loss of any nature whatsoever with respect to the Mortgaged Property.
Notwithstanding the foregoing, in the event that Mortgagor suffers a casualty Loss and desires to use the proceeds of its casualty loss insurance to repair or replace the damaged Mortgaged Property, Mortgagee will permit Mortgagor to utilize the proceeds of such insurance solely to repair or replace such damaged Mortgaged Property provided that: (a) the proceeds of such casualty insurance do not exceed $1,000,000.00 individually or in the aggregate with all casualty insurance proceeds received by Mortgagor at any time after the date hereof, (b) Mortgagor confirms to Mortgagee in writing that it intends to continue its business operations and has business interruption insurance in effect providing for the payment of proceeds in amounts acceptable to Mortgagee, (c) Mortgagor submits to Lender its business plan for operations after such casualty loss, which plan must be in form and content satisfactory to Mortgagee, (d) Mortgagee, will hold such insurance proceeds and will disburse such proceeds upon receipt by Mortgagee of evidence satisfactory to Mortgagee that such proceeds will be used to repair or replace such damaged Mortgaged Property as required above, (e) disbursement of proceeds will be in compliance with such procedures as Mortgagee may require, (f) no Default or Event of Default has occurred and is continuing, and (g) such loss does not occur within twelve (12) months before the Revolving Credit Termination Date.
In the event of foreclosure of this Mortgage or other transfer of title to the Mortgaged Property in extinguishment of all or any part of the Secured Indebtedness, all right, title and interest of Mortgagor to any insurance policies then in force covering the Mortgaged Property shall pass to the transferee of the Mortgaged Property.

12.Escrow Deposits. At any time following the occurrence of an Event of Default, Mortgagor will deposit with Lender monthly, if so requested by Lender in writing, (a) a sum equal to one-twelfth (1/12) of the annual taxes, sewer and water rents, and such other claims and charges as may be assessed or levied by any Governmental Authority on or against the Mortgagor or the Mortgaged Property, including charges in lieu of taxes; and (b) such amounts as shall be necessary to create a fund adequate to pay the premiums on all insurance required herein prior to expiration of the current policies. Unless otherwise required by law, Lender shall have no obligation to pay interest to Mortgagor on such escrow deposits. It is intended that not later than one month prior to the respective dates on which the premiums shall be due and payable and the real property taxes shall last be due and payable without interest or penalty, and provided no Event of Default shall have occurred and no event shall have occurred which, with the giving of notice or the passage of time or both would become an Event of Default, such sums shall be applied to the payment of the item or items in respect of which such amounts were deposited or, at Lender's option, to the payment of such items in such order of priority as Lender shall determine, as the same become due and payable, and Mortgagor shall make available to Lender proper bills therefor. If Mortgagor is required to have deposited such sums with Lender and the amount then held by Lender on deposit shall be insufficient to pay such premiums or taxes, Mortgagor, upon demand, shall pay to Lender any amount necessary to make up such deficiency. If an Event of Default shall have occurred and remains uncured, Lender may, at its option, apply the amounts then deposited with Lender, or any part thereof, in payment of the Secured Indebtedness. Nothing contained in this Section 12 shall be deemed to affect any right or remedy of Lender under any other provisions of this Mortgage or of any statute or rule of law to pay any such items and to add the amount of the payment, with interest, as herein provided, to the Secured Indebtedness, and to require payment thereof on demand. If, when making any assignment of this Mortgage, the then mortgagee shall pay over to its assignee the then balance of the deposits made by Mortgagor under this Section 12, such assigning mortgagee shall have no further obligation to Mortgagor for the proper application of such deposits.

13.Maintenance of Mortgaged Property. Mortgagor (a) shall maintain the Mortgaged Property in good repair and order; (b) shall not remove from the Premises or Improvements, any Building Equipment or any other property of any nature covered by the lien or security interest granted by this Mortgage, unless such Building Equipment is replaced with comparable Building Equipment of equal or greater value acceptable to Lender; (c) shall not make, install or permit to be made or installed any alterations, additions or improvements of any nature to or in the Mortgaged Property that negatively affect the value of the Mortgaged Property or are structural in nature without obtaining the prior written consent of Lender and without obtaining insurance thereon; and (d) shall not commit or suffer any waste of the Mortgaged Property or make any change in the use thereof which will in any way increase the risk of fire or other hazard or that may impair the security of this Mortgage.

14.[Reserved].

15.Compliance with Laws. Mortgagor shall comply with all laws, ordinances, regulations, agreements, covenants, conditions, contracts, declarations, easements, licenses and restrictions affecting the Mortgaged Property, or any part thereof and will not suffer or permit any violation thereof.

16.Maintenance and Preservation of Easements. Mortgagor will do or cause to be done all things necessary to preserve intact and unimpaired any and all easements, appurtenances, rights of way and other interests and rights in favor of, or constituting any portion of, the Mortgaged Property.

17.Other Liens. Mortgagor will not create, incur, assume or suffer to exist any mortgage, lien, charge, security interest or other encumbrance upon the Mortgaged Property, or any part thereof, other than the liens and security interests created hereby, liens and security interests in favor of Lender and the liens approved or permitted herein (if any), or in the Loan Agreement, without the prior written consent of Lender, which consent Lender may withhold in its sole discretion.

In the event that the Mortgaged Property, or any part thereof, is now or hereafter subject to any other mortgage, lien, charge, security interest or other encumbrance, with respect to which Mortgagor shall have received Lender's prior written consent as required herein (the “Approved Mortgage”):
(a)Mortgagor will pay the principal, interest and all other sums due and payable with respect to such Approved Mortgage on or before the applicable due date, and will comply with all of the other terms, covenants and conditions thereof;

(b)Mortgagor will forward to Lender a copy of the check or other evidence of each payment in connection with the Approved Mortgage;

(c)Without the prior written consent of Lender, Mortgagor will not enter into any modification, amendment, agreement or arrangement pursuant to which Mortgagor is granted any forbearance or indulgence (as to time or amount) in the payment of any principal, interest or other sums due in accordance with the terms and provisions of the Approved Mortgage;

(d)Mortgagor will obtain the agreement of the holder, from time to time, of any Approved Mortgage, to send Lender copies of all notices with respect thereto;

(e)Mortgagor will notify Lender promptly of the receipt of any notice given by the holder of any Approved Mortgage and will forward to Lender a copy of such notice; and

(f)Mortgagor acknowledges and agrees that Lender has the right to deliver to the holder of the Approved Mortgage written notice of the existence of this Mortgage intended to effect the priority of the lien of such prior mortgage with respect to future advances thereunder.

18.Condemnation. Mortgagor shall notify Lender promptly upon receiving any notice of commencement of any proceedings for the condemnation or other taking of any or all of the Mortgaged Property and shall permit Lender to participate in such proceedings and to receive all proceeds payable to Mortgagor as an award or in settlement, up to the amount of the Secured Indebtedness. Mortgagor hereby appoints Lender attorney-in-fact for Mortgagor (which appointment, being coupled with an interest, shall be irrevocable) (a) to collect and receive any such awards, damages, payments and compensation from the authorities making the same, (b) to give receipts and acquittances therefor and (c) to institute, appear in and prosecute any proceeding therefor in the event Mortgagor fails to take such action. All sums collected by or paid to Lender, net of any costs, including attorney's fees, incurred by Lender in collecting the same may be (i) applied by Lender, in such order of priority as Lender shall determine, to the Secured Indebtedness, whether or not then due and payable, or (ii) paid or made available by Lender to Mortgagor, on such terms as Lender may specify, without Lender thereby waiving or impairing any equity or lien, under and by virtue of this Mortgage, as a result of any such taking, alteration of grade or other injury to or decrease in value of the Mortgaged Property. If, prior to the receipt by Lender of said sums, the Mortgaged Property shall have been sold on foreclosure of this Mortgage, Lender shall have the right, whether or not a deficiency judgment on the Secured Indebtedness shall have been sought, recovered or denied, to receive said sums to the extent of the Secured Indebtedness remaining unsatisfied after such sale, with interest thereon at the Default Rate and to receive costs and expenses, disbursements, including attorney's fees, incurred by Lender in connection with the collection of said sums.

Notwithstanding the foregoing, in the event of a Condemnation where the amount to be paid to Mortgagor as an award or in settlement thereof does not exceed $1,000,000.00 individually or in the aggregate with all amounts received by Mortgagor as an award or in settlement for any and all Condemnations that occur at any time after the date hereof, Mortgagee will permit Mortgagor to utilize the proceeds of such Condemnation solely to restore or replace the Mortgaged Property provided that: (a) Mortgagor confirms to Mortgagee in writing that it intends to continue its business operations and has business interruption insurance in effect providing for the payment of proceeds in amounts acceptable to Mortgagee, (b) Mortgagor submits to Lender its business plan for operations after such Condemnation, which plan must be in form and content satisfactory to Mortgagee, (c) Mortgagee, will hold such Condemnation proceeds and will disburse such proceeds upon receipt by Mortgagee of evidence satisfactory to Mortgagee that such proceeds will be used to restore or replace the Mortgaged Property as required above, (d) disbursement of Condemnation proceeds will be in compliance with such procedures as Mortgagee may require, (e) no Default or Event of Default has occurred and is continuing, and (f) such Condemnation does not occur within twelve (12) months before the Revolving Credit Termination Date.

19.Leases.

(a)Assignment of Leases. Subject to any assignment which may have priority over the assignment set forth in this Section 19, Mortgagor hereby absolutely and unconditionally assigns and transfers to Lender the Leases (as hereinafter defined) and all rents, income, issues, profits, security deposits and other benefits to which Mortgagor may now or hereafter be entitled from the Premises or the Mortgaged Property or in connection with the Leases (collectively, the “Property Income”). Mortgagor shall not otherwise assign, transfer or encumber in any manner the Leases or the Property Income or any portion thereof. Mortgagor shall have a license to collect and use the Property Income as the same becomes due and payable so long as no Event of Default has occurred, but may not collect any Property Income more than thirty (30) days in advance of the date the same becomes due. The assignment in this Section 19 shall constitute an absolute and present assignment of the Leases and the Property Income, and not an assignment for security, and the existence or exercise of the Mortgagor's conditional license to collect Property Income shall not operate to subordinate this assignment to any subsequent assignment. The exercise by Lender of any of its rights or remedies under this Section 19 shall not be deemed or construed to make Lender a mortgagee-in-possession.

(b)Restrictions on Leasing. Mortgagor shall (i) not execute any lease for all or any portion of the Premises (a “Lease”) which shall not have been submitted to and approved by Lender, (ii) not alter, modify or change the terms of any Lease except in the ordinary course of business and provided such alteration, modification or change does not have a material adverse financial effect on Mortgagor, (iii) not give any consent or exercise any option except in the ordinary course of business and provided such consent or option does not have a material adverse financial effect on Mortgagor or unless required by the terms of any Lease approved by Lender, (iv) not cancel or terminate any Lease or accept a surrender thereof except in the event of default by the tenant thereunder, (v) not consent to any assignment of or subletting under any Lease, unless the same shall be in accordance with its terms and such terms have been approved by Lender, (vi) not collect any of the rents, income and profits arising or accruing under any Leases or from the Premises for more than one (1) month in advance of the time when the same shall become due, (vii) not execute any other assignment of Mortgagor's interest in the Leases or any assignment of rents arising or accruing from the Leases or from the Premises; (viii) observe and promptly and faithfully perform or cause to be performed in all material respects all of the covenants, conditions and agreements contained in all Leases, (ix) at all times do all things reasonably necessary in the exercise of sound business judgment to compel performance by the lessee under each Lease of all obligations, covenants and agreements by such lessee to be performed thereunder, (x) not do or permit to be done anything to impair the security of any Lease, (xi) following and during the continuation of an Event of Default, at Lender's request, assign and transfer to Lender any and all subsequent Leases upon all or any part of the Premises, and (xii) execute and deliver at the reasonable request of Lender all such further assurances and assignments in the Premises as Lender shall from time to time require. None of the foregoing restrictions set forth in clauses (i) through (vii) of this Section shall be done or suffered to be done without in each instance obtaining the prior written consent of Lender, which shall not be unreasonably withheld, conditioned or delayed, and any of such acts done without the prior written consent of Lender shall be null and void.

(c)Tenant Estoppel Certificates. If any of the Leases provide for the giving by the lessee thereunder of certificates with respect to the status of such Leases, or if any of the Leases are silent as to this issue, Mortgagor shall exercise Mortgagor's right to request such certificates or use Mortgagor's good faith efforts to obtain such certificates within ten (10) days of any demand therefor by Lender, provided, however, that Lender shall not make such demand more than twice in any calendar year.

(d)Copies of Leases. Within ten (10) days of any such request, Mortgagor shall submit to Lender or Lender's counsel true and complete copies of all Leases for the Mortgaged Property including all amendments thereto or extensions thereof, and any guarantees thereof.

20.Right to Remedy. In the event Mortgagor should fail to perform any of its obligations hereunder or under any of the other Loan Documents, including, without limitation, fail to (a) pay any taxes, water and sewer rents, assessments, charges, claims, costs, expenses or fees required to be paid under the terms of this Mortgage, (b) maintain insurance as required herein, or (c) make all necessary repairs to the Mortgaged Property as required herein, Lender may advance sums on behalf of Mortgagor to remedy such failure, including, without limitation, payment of any taxes, water and sewer rents, assessments, charges, claims, costs, expenses, fees, insurance premiums and repairs without prejudice to the right of enforcement of the Loan Documents. Mortgagor shall immediately reimburse Lender for any sums advanced by Lender on Mortgagor's behalf.

21.Sums Advanced by Lender. Any sums advanced by Lender for the payment of any repairs, insurance premiums, taxes, water and sewer rents, assessments, charges, claims, costs, expenses, fees and any other sums advanced by Lender in any way connected with the Mortgaged Property or any of the Loan Documents shall be added to and become a part of the Secured Indebtedness, and repayment thereof, together with interest thereon at the Default Rate from the date of the respective expenditure, may be enforced by Lender against Mortgagor at any time.

22.Stamps and Taxes. If at any time any Governmental Authority shall require internal revenue stamps on all or any part of the Loan Documents or the Secured Indebtedness, Mortgagor shall pay for same upon demand. If Mortgagor fails to make such payment within fifteen (15) days after demand for same, Lender may pay for such stamps. If any law or ordinance adopted hereafter imposes a tax on Lender with respect to the Mortgaged Property, the value of Mortgagor's equity therein, the amount of the indebtedness secured hereby or this Mortgage, Lender shall have the right at its election, from time to time, to give Mortgagor thirty (30) days written notice to pay the Secured Indebtedness, whereupon the Secured Indebtedness shall become immediately due, payable and collectible at the expiration of such period of thirty (30) days, without further notice or demand. However, if prior thereto, lawfully and without violation of usury laws, Mortgagor has paid any such tax in full as the same became due and payable, such notice shall be deemed to have been rescinded with respect to any right of Lender hereunder arising by reason of the tax so paid.

23.Representations and Warranties. Mortgagor represents and warrants that:
(a)No notice of taking of any of the Mortgaged Property by eminent domain or condemnation has been received by Mortgagor or its agents, servants or employees and neither Mortgagor nor its agents, servants or employees has knowledge that any such taking or condemnation is contemplated.

(b)All existing leases are listed in Exhibit “B” attached hereto and Mortgagor has heretofore given Lender an original executed or true copy of all of the existing leases relating to the Mortgaged Property, accompanied in each case by all related documents.

(c)All Licenses have been issued, are in full force and effect and all appeal periods applicable thereto have expired without appeal having been taken; and the current and proposed uses of the Mortgaged Property comply with all applicable zoning laws and other statutes, ordinances, rules and regulations of all governmental authorities having jurisdiction.

(d)All Licenses are in full force and effect on the date hereof and are not subject to any defenses, set-offs or counterclaims whatsoever;

(e)All Licenses are fully assignable and Lender may exercise and enjoy all rights and powers granted herein without the necessity of obtaining any consent or approval of any other party; and

(f)None of the Mortgaged Property has been damaged by fire or other casualty which has not now been fully restored.

24.Notices. In addition to any notice requirements contained elsewhere in this Mortgage or any of the other Loan Documents, Mortgagor shall notify Lender of the occurrence of any of the following:

(a)A fire or other casualty causing damage to any portion of the Mortgaged Property;

(b)Receipt of notice of condemnation or intended condemnation of any portion of the Mortgaged Property;

(c)Receipt of notice from any government or quasi-governmental authority asserting that the present or proposed development, structure, use or occupancy of the Mortgaged Property constitutes a violation of or noncompliance with any applicable law, statute, code, ordinance, rule or regulation promulgated or enforced by such authority;

(d)Receipt of any default or acceleration notice from the holder of any lien or security interest in the Mortgaged Property;

(e)Commencement of any litigation affecting the Mortgaged Property, Mortgagor or any guarantor of the Secured Indebtedness; or

(f)Receipt of any default or termination notice from any tenant of the Mortgaged Property.

25.Events of Default. Each of the following shall constitute an event of default hereunder (an “Event of Default”):

(a)If there shall occur an Event of Default under the Loan Agreement or under any of the other Loan Documents.

(b)If Mortgagor shall fail to maintain and deliver to Lender any and all policies of insurance herein required.

(c)The failure of Mortgagor to duly perform or observe any obligation, covenant or agreement contained in Section 10 or 13 and each such failure continues unremedied for a period of ten (10) days, provided that, in the event such failure is incapable of remedy or was willfully caused or permitted by Mortgagor, Mortgagor shall not be entitled to any grace period hereunder.

(d)If Mortgagor shall fail to observe or perform any of the other terms, covenants or conditions of this Mortgage not otherwise specifically constituting an Event of default under this Section 25.

(e)If there shall occur an event of default under any other mortgage encumbering the Premises or any document collateral thereto.

(f)If there shall be any sale, lease, transfer or other disposal (whether voluntarily or by operation of law) of all, substantially all, or any portion of the Mortgaged Property or an interest therein without the prior written consent of Lender.

(g)If Lender receives notice from any party that is intended to terminate, limit or affect in any manner the indebtedness secured by this Mortgage or the lien priority hereof.
Any Event of Default under this Mortgage shall constitute a default under any other mortgage from Mortgagor to Lender, under the Loan Documents and under any other agreement between Mortgagor and Lender.
26.Remedies. Upon the occurrence of an Event of Default, at the option of Lender, all of the Secured Indebtedness shall become immediately due and payable. In such event, Lender may forthwith and without demand exercise any one or more of the following rights and remedies in addition to any of the rights or remedies provided herein or in any other Loan Documents or such rights and remedies otherwise available to Lender at law or in equity, without further stay, any law, usage or custom to the contrary notwithstanding:

(a)Take possession of the Mortgaged Property and exercise with respect thereto all rights of a mortgagee-in-possession.

(b)Collect all proceeds from agreements of sale with respect to the Mortgaged Property and revoke Mortgagor's license to collect all rentals from the Mortgaged Property and, after deducting all costs of collection and administration expenses, apply the net proceeds or rentals to the payment of taxes, water and sewer rents, charges and claims, insurance premiums and all other carrying charges, maintenance, repair or restoration of the Mortgaged Property, or on account and in reduction of the principal, interest or both of the Secured Indebtedness, in such order and amounts as Lender, in Lender's sole discretion, may elect.

(c)Institute any appropriate action or proceeding to foreclose this Mortgage and may proceed therein to judgment and execution for all sums secured by this Mortgage.

(d)Exercise each and every right available to it as a secured party under the Uniform Commercial Code as enacted in the State of New Jersey.

(e)Exercise each and every right granted to it hereunder, under any of the other Loan Documents at law or in equity.

(f)Exercise any and all rights and remedies of Mortgagor under the Licenses, without any interference or objection from Mortgagor.

(g)As it deems necessary, effect new Licenses, cancel or surrender existing Licenses, alter or amend the terms of and renew existing Licenses and make concessions to any third party in connection therewith.

(h)Have a receiver appointed to enter into possession of the Mortgaged Property to collect the earnings, revenues, rents, issues, profits and income derived therefrom and apply the same as the court may direct. Lender shall be entitled to the appointment of a receiver without the necessity of proving either the inadequacy of the security or the insolvency of Mortgagor or any other person who may be legally or equitably liable to pay the Secured Indebtedness and Mortgagor and each such person shall be deemed to have waived such proof and to have consented to the appointment of such receiver.

(i)Construct improvements upon the Mortgaged Property or cause repairs to be made to or otherwise alter any present or existing improvements thereon.

27.Remedies Cumulative. All rights and remedies hereby granted or otherwise available to Lender shall be cumulative and concurrent; may be pursued singly, successively or together at Lender's sole option; and may be exercised from time to time and as often as occasion therefor shall occur until the Secured Indebtedness is paid in full. Lender may resort to any security it holds in such order and manner as Lender sees fit and may sell at any foreclosure sale on this Mortgage the Premises, Improvements and Building Equipment in one parcel or in such parcels as Lender in its sole discretion elects so to do and such foreclosure sale shall pass title to all such property.

28.No Release. No extension or indulgence granted to Mortgagor, no alteration, change or modification hereof or of any other Loan Document consented or agreed to by Lender and no other act or omission of Lender, including the taking of additional security or the release of any security, shall constitute a release of the lien and obligation of this Mortgage or be interposed as a defense against the enforcement of this Mortgage, except for an act of Lender that constitutes an express, effective release and satisfaction of the Secured Indebtedness.

29.Modification. This Mortgage may not be changed orally or by any course of dealing between Mortgagor and Lender, but only by an agreement in writing duly executed on behalf of the party against whom enforcement of any waiver, change, modification or discharge is sought.

30.Further Assurances. Mortgagor shall provide Lender from time to time on request by Lender with such mortgages, agreements, financing statements and additional instruments, documents or information as Lender may in its discretion deem necessary or advisable to protect, perfect and/or maintain the liens and security interests in the Mortgaged Property. Mortgagor hereby authorizes and appoints Lender as Mortgagor's attorney-in-fact (which appointment, being coupled with an interest, is irrevocable) with full power of substitution, to execute on Mortgagor's behalf and file at Mortgagor's expense such mortgages, financing statements and amendments thereto, in those public offices deemed necessary or appropriate by Lender to establish, maintain and protect a continuously perfected lien and security interest in the Mortgaged Property.

31.Communications and Notices. All notices, requests and other communications made or given in connection with the Loan Documents shall be given in accordance with the notice provisions of the Loan Agreement.

32.Construction. The use of the words “Mortgagor” or “Lender” shall be deemed to include the successors and assigns of the party or parties permitted pursuant to the Loan Agreement. The use of any gender shall include all genders. The singular number shall include the plural, or the plural the singular, as the context may require. Wherever in this Mortgage Lender's consent or approval is required or permitted, such consent or approval shall be at the sole and absolute discretion of Lender.

33.Invalid Provisions Disregarded. If any term or provision of this Mortgage or the application thereof to any particular circumstances shall to any extent be invalid or unenforceable, the remainder of this Mortgage or the application of such terms or the provision to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby and each term and provision of this Mortgage shall be valid and be enforced to the fullest extent permitted by law.

34.Applicable Law. This Mortgage and all questions relating to its validity, interpretation, performance and enforcement (including, without limitation, provisions concerning limitations of actions), shall be governed by and construed in accordance with the laws of the jurisdiction in which the Premises is situated, notwithstanding any conflict-of-laws doctrines of such state or other jurisdiction to the contrary, and without the aid of any canon, custom or rule of law requiring construction against the draftsman. This Mortgage has been accepted by Lender in the State of New York.

35.Captions. The captions appearing in this Mortgage are inserted solely for convenience of reference and shall not constitute a part of this Mortgage, nor shall they in any way affect its meaning, construction or effect.

36.No Beneficiaries. The rights and remedies of this Mortgage shall not inure to the benefit of any third party other than the successors or assigns of Lender permitted pursuant to the Loan Agreement.

37.Defined Terms. Defined terms in this Mortgage may be found in the following Paragraphs, Recitals and Sections:
(a)Approved Mortgage - Section 17
(b)Appurtenances - Section 1(b)
(c)Awards - Section 1(e)
(d)Building Equipment - Section 1(d)
(e)Code - Section 7
(f)Default Rate - Section 5
(g)Event of Default - Section 25
(h)Future Advances - Section 4
(i)Governmental Authority - Section 10
(j)Improvements - Section 1(a)
(k)Lease - Section 19(b)
(l)Lender - First Paragraph
(m)Licenses - Section 1(f)
(n)Loan Agreement - Recital A
(o)Loan Documents - Recital C
(p)Mortgaged Property - Section 1
(q)Mortgage - First Paragraph
(r)Mortgagor - First Paragraph
(s)Note - Recital B
(t)Premises - Section 1
(u)Rents - Section 1(c)
(v)Secured Indebtedness - Section 3

38.Copy of Mortgage. Mortgagor hereby acknowledges receipt of a true copy of this Mortgage at no additional charge.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned has caused this Open-End Mortgage and Security Agreement to be duly executed the day and year first above written.
MORTGAGOR:

HOOPER HOLMES, INC.

By: /s/ Michael J. Shea
Michael J. Shea
Chief Financial Officer

The address of the within
named Mortgagee is:
580 White Plains Road, Suite 610
Tarrytown, NY 10591

KELTIC FINANCIAL PARTNERS II, LP,
By Keltic Financial Services, LLC
Its General Partner
as Lender

By:_/s/ Oleh Szezupak
Oleh Szczupak
Executive Vice President

[SIGNATURE PAGE TO MORTGAGE AND SECURITY AGREEMENT]

EXHIBIT “A”
TO
MORTGAGE AND SECURITY AGREEMENT

DESCRIPTION OF PREMISES

PROFORMA POLICY
LEGAL DESCRIPTION
File No. CTA-58265    Policy No. 72307-77229392
ALL that certain tract, lot and parcel of land lying and being in the Township of Bernards, County of Somerset and State of New Jersey.
BEING known and designated as Lot No. 59 in Block 94 as shown on a Certain map entitled "Subdivision, Tax Lots 58 & 59 Block 94, Tax Map Sheet 19, Bernards Township, Somerset County, New Jersey". dated July 27, 1982, prepared by Couvrette Associates Inc., Consulting Engineers, said map being duly filed in the Somerset County Clerk's Office on November 18, 1982 as Filed Map No. 1985.
BEING further described in accordance with a survey prepared by Teunisen Surveying & Planning Co., Inc., dated January 16, 2007, as follows:
BEGINNING at a point in the southeasterly right-of-way line of Mount Airy Road, said point being the following two courses from the intersection of the .southeasterly right-of-way line of Mount Airy Road, with the northeasterly line of land now or formerly New Jersey Power and Light Company; thence
a.    Along the southeasterly right-of-way line of Mount Airy Road. North 40 degrees 58 minutes 37 seconds East, parallel with and .33.00 feet southeasterly. at a right angle, to the centerline of Mount .Airy Road, a distance of 210.86 feet; thence
b.     Continuing along the southeasterly right-of way line of Mount Airy Road, North 40 degrees 42 minutes 37 seconds East, parallel with and 33.00 feet southeasterly, at a right angle, to the centerline of Mount Airy Road, a distance of 497.31 feet to the point of BEGlNNING; thence
(1)     Along the southeasterly right-of-way line of Mount Airy Road, North 40 degrees 42 minutes 37 seconds East, parallel with and 33.00 feet southeasterly, at a right angle, to the centerline of Mount Airy Road, a distance of 100.00 feet; thence
(2)     Along the dividing line between Lot 58 and Lot 59 in Block 94, as shown on the aforementioned filed map, South 28 degrees 57 minutes 5.3 seconds East, a distance of 741.43 feet; thence
(3)     Continuing along the dividing line between Lot 58 and Lot 59 in Block 94, as show, on the aforementioned filed map, North 61 degrees 02 minutes 07 seconds East, a distance of 579.54 feet to land now or formerly Somerset Hills Y.M.C.A.; thence

(4)     Along land now or formerly Somerset Hills Y.M.C.A., South 26 degrees 56 minutes 23 seconds East, a distance of 338.83 feet to the northwesterly right-of-way line of New Jersey State Highway Route No. 287; thence
(5)     Along the northwesterly right-of-way line of New Jersey State Highway Route No. 287, South 41 degrees 39 minutes 11 seconds West, a distance of 322.13 feet, thence
(6)     Continuing along the northwesterly right-of-way line of New Jersey State Highway Route No. 287, South 45 degrees 44 minutes 45 Seconds West, a distance of 370.58 feet to land now or formerly White Airy III Associates; thence
(7)     Along land now or formerly White Airy III Associates, North 28 degrees 57 minutes 53 seconds West, a distance of 1249.94 feet to the southeasterly right-of-way line of Mount Airy Road and the point of BEGINNING.
For Information Only:
Also known as Lot(s) 4, Block 2401 on the Tax Map of the Township of Bernards, in the County of Somerset.